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                                                                    EXHIBIT 4.49

SUPPLEMENTAL NOTE DEED POLL

Details

INTERPRETATION - definitions are at the end of the General terms

PARTIES                 ISSUER
-------------------     --------------------------------------------------------
ISSUER                  Name            COUNTRYWIDE HOME LOANS, INC.

                        Address         4500 Park Granada
                                        Calabasas CA 91302
                                        United States of America

RECITALS                A     Countrywide Home Loans, Inc. entered into a Note
                              Deed Poll dated 11 October 2001 ("NOTE DEED POLL")
                              relating to the Countrywide Home Loans, Inc.
                              programme ("PROGRAMME") for the issuance of medium
                              term notes ("NOTES").

                        B     The parties wish to amend the terms of the Note
                              Deed Poll to reflect certain technical changes.

GOVERNING LAW           New South Wales

DATE OF AGREEMENT       23 April 2004
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

SUPPLEMENTAL NOTE DEED POLL

General terms

      1     EFFECTIVE DATE

            The amendments specified in this agreement become effective on the date ("EFFECTIVE DATE") upon which this agreement is signed by the parties to it.

      2     AMENDMENT OF NOTE DEED POLL

            With effect from and including the Effective Date, the Note Deed
            Poll is amended as set out below and applies to each of the parties to this deed as though they were original signatories to it:

            GENERAL

            (a) All references to "Corporations Law" are deleted and replaced with a reference to "Corporations Act."

            (b) All references to the number "A$2,000,000,000" are deleted and replaced with the number "A$3,500,000,000."

            SCHEDULE 1

            (a)   In the definition of Agency Services Agreement in condition
                  1.1, delete the words "Agency Services Agreement" and replace with "Agency and Registry Agreement", delete the words "11
                  October 2001" and replace with the words "22 November 2001" and insert the words "the Guarantor," after the words "the
                  Issuer,".

            (b) The definition of Corporations Law in condition 1.1 is deleted and replaced with "Corporations Act means the Corporations Act
                  2001 of Australia."

            (c) In the definition of Guarantor in condition 1.1, delete the words "Countrywide Credit Industries, Inc." and replace with the words "Countrywide Financial Corporation (formerly known as Countrywide Credit Industries, Inc.)."

            (d) In the definition of Note Deed Poll in condition 1.1, insert the words "(as amended on or about 23 April 2004)" immediately following the words "11 October 2001."

            (e) In the definition of Paying Agent in condition 1.1, delete the words "Computershare Investor Services Pty Limited (ABN 48 078
                  279 277)" and replace with the words " JPMorgan Chase Bank,
                  Sydney Branch (ABN 43 074 112 011)" and insert the words
                  "issuing, certificate collection, bearer note conversion or" immediately following the words "replacement or additional."


            (f) In the definition of Registrar in condition 1.1, delete the words "Computershare Investor Services Pty Limited (ABN 48 078 279 277)" and replace with the words " JPMorgan Chase Bank, Sydney Branch (ABN 43 074 112 011)."

            (g) On line 2 of condition 7.1(b), delete the word "on" and replace with the word "or".

            (h) On line 14 of condition 7.1(c), delete the number "U.S.$10,000,000" and replace with the amount
                  "U.S.$100,000,000".

            (i) In condition 9.1, delete all text from "(a) any tax or duty which would not have been so imposed but for..." to "beneficiary, settlor, member or beneficial owner been the Noteholder of such Note" and replace with:

                  "(a) any tax, assessment or other governmental charge that is imposed or withheld solely by reason of the holder of a Note or Coupon (a "HOLDER"), or a fiduciary, settler, beneficiary, member or shareholder of such holder being considered as:

                        (i) being or having been present or engaged in a trade or business in the United States or having had a permanent establishment in the United States of America;

                        (ii) having a current or former relationship with the United States of America, including a relationship as a citizen or resident thereof;

                        (iii) being or having been a foreign or domestic
                              personal holding company, a passive foreign investment company or a controlled foreign corporation with respect to the United States of America or a corporation that has accumulated earnings to avoid United States federal income tax;

                        (iv) being or having been a "10-percent shareholder" of all classes of stock of the Issuer or, as the case may be, the Guarantor as defined in section 871(h)(3) of the United States Internal Revenue Code of 1986, as amended (the "Code") or any successor provision; or

                        (v) being a bank receiving payments on an extension of credit made pursuant to a loan agreement entered into the ordinary course of its trade or business;

                  (b) any Holder that is not the sole beneficial owner of a Note or Coupon or that is a fiduciary or partnership, but only to the extent that a beneficiary or settler with respect to the fiduciary, a beneficial owner or a member of the partnership would not have been entitled to the payment of an additional amount had such beneficiary, settler, beneficial owner or member received directly its beneficial or distributive share of the payment;

                  (c) any tax, assessment or other governmental charge that is imposed otherwise or withheld solely by reason of a failure of the Holder or any other person to comply with certification, identification or information reporting requirements concerning the nationality, residence, identity or connection with the United States of America of the Holder or beneficial owner of such Note or Coupon, if compliance is required by statute, by regulation or the United States Treasury Department or by an applicable income tax treaty to which the United States of America is a party as a precondition to exemption from such tax, assessment or other governmental charge;

                  (d) any tax, assessment or other governmental charge that is imposed other than by withholding from a Note or Coupon;

                  (e) any tax, assessment or other governmental charge that would not have been so imposed but for the presentation or surrender by the Holder for payment on a date more than 30 days after the Relevant Date except to the extent that the Holder would have been entitled to an additional amount on presenting the same for payment on such thirtieth day;

                  (f) any estate, inheritance, gift, sales, excise, transfer, wealth or personal property tax or similar tax assessment or other governmental charge;

                  (g) any tax, assessment or other governmental charge required to be withheld by any paying agent from any payment of principal of or interest on any Note or Coupon if such payment can be made without such withholding by any other paying agent;

                  (h) any tax, duty, assessment or other governmental charge required to be made pursuant to any European Union Directive on the taxation of savings implementing the conclusions of the ECOFIN Council meeting of January 21, 2003 or any law implementing or complying with, or introduced in order to conform to, such Directive; or

                  (i)      in the case of any combination of items (a), (b),
                           (c), (d), (e), (f), (g) and (h)"

            (j) In the last paragraph of condition 9.1, insert the word "income" immediately following the word "Federal" on line 2 and line 5.

            SCHEDULE 3 (FORM OF BEARER NOTE)

            (a) In the heading of the form of the Bearer Note, delete the words "Countrywide Credit Industries, Inc." and replace with the words "Countrywide Financial Corporation (formerly known as Countrywide Credit Industries, Inc.)."

            (b) In line 3 of the third paragraph, delete the words "Countrywide Credit Industries, Inc." and replace with the words "Countrywide Financial Corporation (formerly known as Countrywide Credit Industries, Inc.)."

            (c) In the execution clause, delete "COMPUTERSHARE INVESTOR SERVICES PTY LIMITED" and replace with "JPMORGAN CHASE BANK, SYDNEY BRANCH."

            (d) On the third page, delete "COMPUTERSHARE INVESTOR SERVICES PTY LIMITED, Level 3, 60 Carrington Street, Sydney NSW 2000, Australia" and replace with "JPMORGAN CHASE BANK, SYDNEY BRANCH, Level 35, AAP Centre, 259 George Street, Sydney NSW 2000."

            SCHEDULE 4 (FORM OF COUPON)

            (a) On the second page, delete "COMPUTERSHARE INVESTOR SERVICES PTY LIMITED, Level 3, 60 Carrington Street, Sydney NSW 2000, Australia" and replace with "JPMORGAN CHASE BANK, SYDNEY BRANCH, Level 35, AAP Centre, 259 George Street, Sydney NSW 2000."

            SCHEDULE 5 (FORM OF TALON)

            (a) On the second page, delete "COMPUTERSHARE INVESTOR SERVICES PTY LIMITED, Level 3, 60 Carrington Street, Sydney NSW 2000, Australia" and replace with "JPMORGAN CHASE BANK, SYDNEY BRANCH, Level 35, AAP Centre, 259 George Street, Sydney NSW 2000."

      3     EXPENSES AND FEES

            The Issuer is responsible for its respective legal costs and other costs and expenses in connection with the preparation, execution and completion of this deed.

      4     INCORPORATION OF OTHER PROVISIONS

            Clause 1 (Interpretation), clause 3 (Rights and obligations of Noteholders) and clause 4 (Governing law, jurisdiction and service of process) of the Note Deed Poll apply to this deed as if set out in full in this deed.

      EXECUTED as a deed

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      Signing page

      EXECUTED AS A DEED by            )
      COUNTRYWIDE HOME LOANS,          )
      INC. by                          )
                                       )
acting under the authority of that     )
company in the presence of:            )
                                       )
/s/ Derek W. Stark                     )
---------------------------------------)  /s/ Jennifer Sandefur
Signature of witness                   )  -------------------------------------
                                       )  By executing this deed the signatory
Derek W. Stark                         )  warrants that the signatory is duly
---------------------------------------)  authorised to execute this deed on
Name of witness (block letters)        )  behalf of COUNTRYWIDE HOME LOANS, INC.

MALLESONS STEPHEN JAQUES

                        Supplemental
                        Note Deed Poll

                        Dated 23 April 2004

                        Countywide Home Loans, Inc. ("ISSUER")

                        MALLESONS STEPHEN JAQUES
                        Rialto
                        525 Collins Street
                        Melbourne Vic   3000
                        T +61 3 9643 4000
                        F +61 3 9643 5999
                        Ref: JKA:DCO

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SUPPLEMENTAL NOTE DEED POLL
Contents

DETAILS                                    1

GENERAL TERMS                              2

1     EFFECTIVE DATE                       2

2     AMENDMENT OF NOTE DEED POLL          2

3     EXPENSES AND FEES                    5

4     INCORPORATION OF OTHER PROVISIONS    5

SIGNING PAGE                               6
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